UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2023

Dell Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way
Round Rock, Texas	78682
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, par value $0.01 per share	DELL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Dell Technologies Inc. (the “Company”) will make a presentation to securities analysts and members of the public at 8:30 a.m. Central Time / 9:30 a.m. Eastern Time on October 5, 2023. During the presentation, the Company’s management expects to discuss, among other matters, the increase to the stock repurchase authorization described in Item 8.01 of this report. A copy of the presentation is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

The presentation on October 5, 2023 will be made available to the public as a live webcast on the Company’s website at investors.delltechnologies.com and a replay will be available at the same location for one year.

In accordance with General Instruction B.2 to Form 8-K, the information contained in this Item 7.01 and in Exhibit 99.1 to this current report is being “furnished” to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section. Further, such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified as being incorporated therein by reference.

Item 8.01	Other Events.

Effective as of October 5, 2023, the Company’s Board of Directors has approved the repurchase of an additional $5 billion of shares of the Company’s Class C common stock, exclusive of any fees, commissions or other expenses related to such repurchases, under the stock repurchase program previously approved by the Board of Directors. Following the approval of the increase, the Company had approximately $5.7 billion in total available under the program.

Shares may be repurchased under the repurchase program from time to time through open market purchases, block trades, or accelerated or other structured share repurchase programs. To the extent not retired, shares repurchased under the program will be placed in the Company’s treasury. The repurchase program has no established expiration date.

The extent to which the Company repurchases shares of Class C common stock, and the timing of such repurchases, will depend upon a variety of factors, including market conditions, regulatory requirements and other corporate considerations, as determined by the Company. The repurchase program may be suspended or discontinued at any time.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following documents are herewith filed or furnished as exhibits to this report:

Exhibit Number	Description

99.1	Management presentation dated October 5, 2023.

104	Cover Page Interactive Data File — the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2023	Dell Technologies Inc.

	By:	/s/ Christopher A. Garcia
Christopher A. Garcia Senior Vice President and Assistant Secretary
(Duly Authorized Officer)

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